Exhibit 99.1

For Immediate Release	Release No. 08-05

INDUSTRIAL DISTRIBUTION GROUP, INC.	For Additional Information, Contact:
(NASDAQ: IDGR)	Jack P. Healey
Executive Vice President and
Chief Financial Officer
Industrial Distribution Group, Inc.
(404) 949-2100
www.idglink.com
INDUSTRIAL DISTRIBUTION GROUP, INC. ANNOUNCES INCREASED
ACQUISITION OFFER OF $11.80 PER SHARE FROM PLATINUM EQUITY
WESCO Distribution, Inc. and Luther King Capital Management
Permitted Until 3:00 p.m. Today to Propose Superior Offers
     ATLANTA, April 22, 2008 – Industrial Distribution Group, Inc. (“IDG” or the “Company”) (NASDAQ: IDGR), a leading nationwide supplier of maintenance, repair, operating and production (MROP) products and Flexible Procurement Solutions™ services to manufacturers and other industrial users, announced today that Platinum Equity Advisors, LLC (“Platinum Equity”) has agreed to increase its pre-existing price to acquire the outstanding shares of the Company’s stock to $11.80 per share in cash, from its earlier $10.30 per share price. The increased price was made in an offer that included an executed amendment to the February 20, 2008 Agreement and Plan of Merger among affiliates of Platinum Equity and the Company (the “Platinum Merger Agreement”), which was delivered to the Company late afternoon yesterday, April 21, 2008. The Company has until 5:00 p.m., Eastern Time, today, at which time the offer from Platinum Equity will expire, to accept the increased price by executing that amendment.
     Platinum Equity’s decision to offer an increased price followed notification from the Company on April 16, 2008 that the Company’s Board of Directors had unanimously determined that the offer by WESCO Distribution, Inc (“WESCO”) (NYSE: WCC) to acquire the Company at a per-share price of $11.75 was a “Superior Proposal” under the Platinum Merger Agreement, and that the Company would accept the WESCO offer if Platinum Equity did not exercise its right to match or top WESCO’s offer by 5:00 p.m. yesterday. At a special meeting held late yesterday, the Board of Directors determined unanimously that Platinum Equity’s new $11.80 per share offer effectively exercised that right, and would be accepted if the Company does not receive an executed definitive offer, with superior terms for the Company’s stockholders, from WESCO or Luther King Capital Management (“LKCM”) by 3:00 p.m., Eastern Time, today, April 22, 2008. Both WESCO and LKCM were informed last night of the Board’s determination.
     “We are pleased by Platinum Equity’s decision to offer more value to IDG’s stockholders for their company,” commented Richard M. Seigel, Chairman of the Board. “At the same time, we obviously want to take advantage of the opportunity to permit WESCO and Luther King Capital Management to assess their respective interests in possibly acquiring the Company at a price above the $11.80 per share that has been offered by Platinum Equity. In light of the due diligence and evaluations that each has performed over the past weeks, each should be able to respond definitively within the timeframe we are allowing before the expiration of Platinum Equity’s revised offer, if it remains interested.”

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     If either WESCO or LKCM were to respond by the deadline with a definitive Superior Proposal to Platinum Equity’s new $11.80 per share price, Platinum Equity would then have an additional right, under the Platinum Merger Agreement, to match or top any such Superior Proposal within three business days.
     The Board of Directors has scheduled a special meeting for later today to assess responses, if any, from WESCO and LKCM. The Company will issue a press release, following the close of the market today, to report on developments with respect to the revised Platinum Equity offer and the responses of WESCO and/or LKCM, if any.
ABOUT IDG
     IDG is a nationwide distributor of products and services that creates competitive advantages for its customers. Recognized for its broad product offering, the Company has earned a strong reputation as a specialty distributor with considerable technical and product application expertise. This expertise is found in the Company’s more specialized lines that include cutting tools, hand and power tools, abrasives, material handling equipment, coolants, lubricants, and safety products. The Company provides virtually any MROP product that its customers may require.
     Through its business process outsourcing services, the Company offers an array of value-added MROP services such as Flexible Procurement Solutions™. These solutions emphasize and utilize IDG’s specialized supply chain knowledge in product procurement, management and applications and in-process improvements to deliver documented cost savings for customers. IDG’s associates work full time in more than 100 customers’ manufacturing facilities to ensure process improvements, documented cost savings and continuous improvement.
     IDG serves approximately 12,000 active customers, representing a diverse group of large and mid-sized national and international corporations including BorgWarner Inc., Boeing Company, Kennametal, Inc., Duracell, Ford Motor Company, Honeywell International Inc., Danaher Corporation, and Pentair Inc., as well as many local and regional businesses. The Company sells in 49 of the 50 states and has a presence in 43 of the top 75 manufacturing markets in the United States and China.
ADDITIONAL INFORMATION
     Important Additional Information Regarding the Merger will be Filed with the SEC.
     This press release may be deemed to be soliciting material relating to the proposed merger between IDG and an affiliate of Platinum Equity. In connection with the proposed merger, IDG has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). IDG will file supplemental proxy

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solicitation materials as required by law and SEC regulations. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY ADDITIONAL FILED PROXY MATERIALS BECAUSE THESE CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Stockholders may obtain a free copy of the proxy statement and additional filed proxy materials (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. IDG’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Industrial Distribution Group, Inc., 950 E. Paces Ferry Road, Suite 1575, Atlanta, GA 30326 (404) 949-2100, or from IDG’s website, www.idglink.com.
     IDG and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from IDG’s stockholders with respect to the merger. Information about IDG’s directors and executive officers and their ownership of IDG common stock is set forth in the proxy statement filed with the SEC on March 31, 2008. Stockholders and investors may obtain additional information regarding the interests of IDG and its directors and executive officers in the proposed transactions, which may be different than those of IDG’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transactions, when they have been filed with the SEC.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements relating to expected operating results and future performance, as well as future events and developments, are forward-looking statements and are not historical in nature. Generally, the words “looking forward”, “believe”, “expect”, “intend”, “estimate”, “anticipate”, “likely”, “project”, “may”, “will” and similar expressions identify forward-looking statements. The Company warns that any forward-looking statements in this release involve numerous risks and uncertainties related to the consummation of the transaction. These risks and uncertainties include, but are not limited to, (i) the possibility of amended proposals by Platinum Equity or WESCO, (ii) stockholder approval of a proposed transaction, and (iii) satisfaction of conditions to a proposed transaction, many of which are based on IDG’s current expectations and assumptions and involve certain unknown risks and uncertainties. If these or other significant risks and uncertainties occur, or if our underlying assumptions prove inaccurate, our actual results could differ materially and the conditions to the consummation of the transaction may not be satisfied. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. Moreover, pursuant to the Private Securities Litigation Reform Act of 1995, such statements speak only as of the date they were made, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.
Contact:
Jack P. Healey
Executive Vice President and Chief Financial Officer
Industrial Distribution Group, Inc.
(404) 949-2100
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